                                                                   Exhibit 1.1 i

[CANADA LETTERHEAD]

CERTIFICATE                                         CERTIFICAT
OF AMENDMENT                                        DE MODIFICATION

CANADA BUSINESS                                     LOI CANADIENNE SUR
CORPORATIONS ACT                                    LES SOCIETES PAR ACTIONS

HOLLINGER INC.                                                          197578-1

Name of corporation-Denomination de la societe              Corporation number-Numero de la societe

I hereby certify that the articles of the                 Je certifie que les statuts de la societe
above-named corporation were amended:                     susmentionnee ont ete modifies:

a) under section 13 of the Canada Business          [ ]        a) en vertu de I'article 13 de la Loi
   Corporations Act in accordance with the                        canadienne sur les societes par actions,
   attached notice;                                               conformement a I'avis ci-joint;

b) under section 27 of die Canada Business          [ ]        b) en vertu de I'article 27 de la Loi canadienne
   Corporations Act as set out in the attached                    sur les societes par actions, tel qu'il est
   articles of amendment designating a series                     indique dans les clauses modificatrices
   of shares;                                                     ci-jointes designant une serie d'actions;

c) under section 179 of the Canada Business         [X]        c) en vertu de I'article 179 de la Loi
   Corporations Act as set out in the attached                    canadienne sur les societes par actions, tel
   articles of amendment;                                         qu'il est indique dans les clauses
                                                                  modificatrices ci-jointes;

d) under section 191 of the Canada Business         [ ]        d) en vertu de I'article 191 de la Loi canadienne
   Corporations Act as set out in the attached                    sur les societes par actions, tel qu'il est
   articles of reorganization;                                    indique dans les clauses de reorganisation
                                                                  ci-jointes;

                                                APRIL 22,2003 / LE 22 AVRIL 2003

Director - Directeur                    Date of Amendment - Date de modification

[CANADA LETTERHEAD]

                                      FORM 4                    FORMULE 4
                              ARTICLES OF AMENDMENT       CLAUSES MODIFICATRICES
                               (SECTION 27 OR 177)         (ARTICLES 27 OU 177)

1 - Name of the Corporation               2 - Corporation No. - N' de la societe
  - Denomination societe de la societe

HOLLINGER INC.                             197578-1

3 - The articles of the above-named       Les status de la societe mentionnec
    corporation are amended as follows:   ci-dessus sont modifies de la facon
                                          suivante:

The new series of Preference Shares of the Corporation shall consist of an unlimited number of Preference Shares designated as Retractable Non-Voting Preference Shares Series IV, having the rights, privileges, restrictions and conditions set forth in annexed Schedule A.

Date                   Signature                 4- Capacity of  - En qualite de

April 22,2003          /s/ Charles G. Cowan      Vice-President and Secretary

For Departmental       Printed Name -
Use Only
                       Charles G. Cowan

                                   SCHEDULE A

                            NUMBER AND DESIGNATION OF
                      AND RIGHTS, PRIVILEGES, RESTRICTIONS
                           AND CONDITIONS ATTACHING TO
                         THE SERIES IV PREFERENCE SHARES

                  The series of Preference Shares of the Corporation shall consist of an unlimited number of Preference Shares which shall be designated as Retractable Non-Voting Preference Shares Series IV (hereinafter referred to as the "Series IV Preference Shares") and which, in addition to the rights, privileges, restrictions and conditions attached to the Preference Shares as a class, shall have attached thereto the following rights, privileges, restrictions and conditions:

1.                INTERPRETATION

1.1.              DEFINITIONS

                  For the purpose hereof:

         (a) "Act" means the Canada Business Corporations Act, as amended, re-enacted or replaced from time to time;

         (b) "Benchmark Price" on any Retraction Date means an amount equal to $10 multiplied by the quotient obtained when (i) the simple average of the End-of-Day Price for each of the 20 business days preceding that Retraction Date of the Two Series of Government of Canada Bonds is divided by (ii) the simple average of the End-of-Day Price for each of the 20 business days preceding April 30, 2003 of the Two Series of Government of Canada Bonds;

         (c) "Board" means the board of directors of the Corporation or the Executive Committee thereof;

         (d) "Business Day" means a day other than Saturday, Sunday or any other day that is treated as a statutory holiday in the jurisdiction in which the Corporation's registered office is located;

         (e) "End-of-Day Price" means the bid-side price for each of the Two Series of Government of Canada Bonds as published in the National Post; provided that in the event that the National Post newspaper fails 10 provide a published quote for a bond on a date during the relevant 20 business day period, then the bid-side price for such bond on such day shall be obtained from a major Canadian investment dealer chosen by the Corporation;

         (f) "junior share" means a share of the Corporation ranking junior to the Series IV Preference Shares with respect to the payment of dividends or the distribution of

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                                      - 2 -

                  assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs;

         (g)      "Mandatory Redemption Date" has the meaning set out in section
                  3.2;

         (h)      "Optional Redemption Date" has the meaning set out in section
                  3.1;

         (i) "ranking as to capital" means ranking with respect to the distribution of assets in the event of a liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs;

         (j) "Retraction Date" means any Business Day on which the documents specified in section 4.1 are duly tendered by a holder of Series IV Preference Shares in respect of the exercise of his at her retraction right pursuant to Article 4;

         (k)      "Retraction Notice" has the meaning set out in section 4.1;
                  and

         (1)      "Retraction Price" of the Series IV Preference Shares means:

                  (i) on or before April 30, 2007, 95% of the Benchmark Price on the Retraction Date plus any accrued and unpaid dividends on the Series IV Preference Shares up to and including the Retraction Date;

                  (ii) after April 30, 2007, $9.50 plus accrued and unpaid dividends on the Series IV Preference Shares up to and including the Retraction Date; and

         (m) "Two Series of Government of Canada Bonds" means the 6% series of Government of Canada bonds due on June I, 2008 and the 10% series of Government of Canada bonds due on June 1, 2008.

1.2.              DATES

                  In the event that any date on which any dividend on the Series IV Preference Shares is payable by the Corporation, or on or by which any other action is required to be taken by the Corporation or the holders of Series IV Preference Shares hereunder, is not a Business Day, then such dividend shall be payable, or such other action shall be required to be taken, on or by the next succeeding date that is a Business Day.

1.3.              CURRENCY

                  All cash amounts paid by the Corporation in respect of the Series IV Preference Shares shall be made in Canadian dollars and all references herein to monetary amounts shall be construed accordingly.

2.                DIVIDENDS

2.1.              PAYMENT OF DIVIDENDS

                  The holders of the Series IV Preference Shares shall be entitled to receive, and the Corporation shall pay thereon, as and when declared by the Board, subject to the insolvency provisions of applicable law, an annual cumulative preferential cash dividend in lawful money of Canada of $0.80 per share payable quarterly in four equal amounts of $0.20 on each third month anniversary of May 6, 2003 commencing with a dividend of $0.20 per share payable on August 6, 2003.

2.2.              METHOD OF PAYMENT

         (a) Cheques payable in lawful money of Canada at any branch in Canada of the Corporation's bankers shall be issued in respect of any cash dividends or distributions on the Series IV Preference Shares (less any tax required to be withheld by the Corporation). The mailing, by prepaid first class mail, of such a cheque to a holder of Series IV Preference Shares, shall be deemed to be payment of the dividends represented thereby unless the cheque is not paid upon presentation. Dividends which are represented by a cheque which has not been presented to the Corporation's bankers for payment or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable shall be forfeited to the Corporation.

         (b) Notwithstanding anything to the contrary herein the Corporation shall pay to any shareholder whose latest address as shown on the books of the Corporation is not in Canada all dividends in United States dollars unless any such shareholder requests payment in Canadian dollars. Any such payment in United States dollars shall be in an amount equivalent to the amount otherwise payable in Canadian dollars converted to United States dollars at the Bank of Canada noon rate of exchange on the applicable dividend record date.

2.3.               PARTIAL PAYMENT

                  If on any payment date for any dividends or distributions declared on the Series IV Preference Shares under section 2.1 hereof the dividends or distributions are not paid in full on all of the Series IV Preference Shares then outstanding, any such dividends or distributions that remain unpaid shall be paid on a subsequent date or dates determined by the Board on which the

Corporation shall have sufficient money or other assets properly applicable to the payment of such dividends or distributions.

3.                REDEMPTION

3.1.              OPTIONAL REDEMPTION AFTER APRIL 30, 2006

                  After April 30, 2006, subject to the provisions of the Act, this Article 3 and to the rights, privileges, restrictions and conditions attaching to any shares of the Corporation ranking prior to the Series IV Preference Shares, the Corporation may, upon giving notice as hereinafter provided, redeem all or any part of the then outstanding Series IV Preference Shares on payment for each share to be redeemed of $10.00 together with an amount equal to all dividends accrued and unpaid thereon up to and including the redemption date (the "Optional Redemption Date") (the whole of such payment constituting and being herein referred to as the "Redemption Price"). In the case of a redemption of less than all of the Series IV Preference Shares pursuant to this section 3.1 the Corporation shall redeem as nearly as practicable the same portion of Series IV Preference Shares held by each holder.

                  In case of a redemption of Series IV Preference Shares pursuant to this section 3.1, at least three Business Days prior to the Optional Redemption Date the Corporation shall issue a press release and not less than 30 days and not more than 60 days prior to the Optional Redemption Date, the Corporation shall send by prepaid first class mail or deliver a notice in writing to each person who at the date of mailing or delivery is a holder of Series IV Preference Shares each of which shall state that the Corporation intends to redeem Series IV Preference Shares pursuant to this section 3,1 and set out the Redemption Price and Optional Redemption Date. Such notice shall be mailed or delivered to each holder of Series IV Preference Shares to be redeemed at the last address of such holder as it appears on the securities register of the Corporation, or in the event of the address of any such holder not so appearing, then to the last address of such holder known to the Corporation. Accidental failure or omission to give such notice to one or more holders shall not affect the validity of such redemption, but if such failure or omission is discovered notice as aforesaid shall be given forthwith to such holder or holders and shall have the same force and effect as if given in due time. The press release shall also set out the portion of Series TV Preference Shares to be redeemed and the notice shall also set out the number of Series IV
Preference Shares held by the person to whom it is addressed which are to be redeemed and the place or places in Canada at which holders of Series IV Preference Shares may present and surrender the certificate or certificates representing such shares for redemption.

                  In case of redemption of Series IV Preference Shares pursuant to this section 3.1 the Corporation shall pay or cause to be paid to or to the order of the holders of the Series IV Preference Shares to be redeemed the Redemption Price of such shares on presentation and surrender, at the registered office of the Corporation or any other place or places in Canada specified in the notice of redemption, of the certificate or certificates representing the Series IV Preference Shares called for redemption. Payment in respect of Series IV Preference Shares being redeemed shall be made by cheque payable to the respective holders thereof in lawful money of Canada at any branch in Canada of the Corporation's bankers. If a part only of the Series IV Preference Shares represented by any certificate shall be redeemed, a new certificate representing the balance of such shares shall be issued to the holder thereof at the expense of the Corporation upon presentation and surrender of the first mentioned certificate.

                  The Corporation shall have the right, at any time after the mailing or delivery of notice of its intention to redeem Series IV Preference Shares, to deposit the Redemption Price of the Series IV Preference Shares so called for redemption, or of such of the Series IV Preference Shares which are represented by certificates which have not, at the date of such deposit, been surrendered by the holders thereof in connection with such redemption, in a separate account in any chartered bank or trust company in Canada named in the redemption notice or in a subsequent notice in writing to the holders of the Series IV Preference Shares in respect of which the deposit is made, to be paid without interest to or to the order of the respective holders of the Series IV Preference Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing such shares. Upon such deposit being made or upon the Optional Redemption Date, whichever is the later, the Series IV Preference Shares in respect of which such deposit shall have been made shall be deemed to be redeemed and the rights of the holders thereof shall be limited to receiving, without interest, the Redemption Price of their respective Series IV Preference Shares being redeemed upon presentation and surrender of the certificate or certificates representing such shares. Any interest allowed on any such deposit shall belong to the Corporation.

3.2.              MANDATORY REDEMPTION ON APRIL 30, 2008

                  On April 30, 2008 (the "Mandatory Redemption Date"), subject to the provisions of the Act, this Article 3 and to the rights, privileges, restrictions and conditions attaching to any shares of the Corporation ranking prior to the Series IV Preference Shares, the Corporation shall redeem all of the then outstanding Series IV Preference Shares on payment for each share to be redeemed of $10.00 together with an amount equal to all dividends accrued and unpaid thereon up to and including the Mandatory Redemption Date (the whole of such payment constituting and being herein referred to as the "Redemption Price").

                  In case of a redemption of Series IV Preference Shares pursuant to this section 3.2, on or before the Mandatory Redemption Date the Corporation shall not less than 30 days and not more than 60 days prior to the Mandatory Redemption Date send by prepaid first class mail or deliver a, notice to each person who at the date of mailing or delivery is a holder of Series IV Preference Shares each of which shall state that the Corporation shall redeem Series IV Preference Shares pursuant to this section 3.2 and set out the Redemption Price and Mandatory Redemption Date. Such notice shall be mailed or delivered to each holder of Series IV Preference Shares to be redeemed at the last address of such holder as it appears on the securities register of the Corporation, or in the event of the address of any such holder not so appearing, then to the last address of such holder known to the Corporation. Accidental failure or omission to give such notice to one or more holders shall not affect the validity of such redemption, but if such failure or omission is discovered notice as aforesaid shall be given forthwith to such holder or holders and shall have the same force and effect as if given in due time. The notice shall set out the place or places in Canada at which holders of Series IV Preference Shares must present and surrender the certificate or certificates representing such shares for redemption.

                  In case of a redemption of Series IV Preference Shares pursuant to this section 3.2, the Corporation shall pay or cause to be paid to or to the order of the holders of the Series IV Preference Shares to be redeemed the Redemption Price of such shares on presentation and surrender, at the registered office of the Corporation or any other place or places in Canada specified in the notice of redemption, of the certificate or certificates representing the Series IV Preference Shares called for redemption. Payment in respect of Series IV Preference Shares being redeemed shall be made by cheque payable to the respective holders thereof in lawful money of Canada at any branch in Canada of the Corporation's bankers,

                  The Corporation shall have the right to deposit the Redemption Price of the Series IV Preference Shares so called for redemption, or of such of the Series IV Preference Shares which are represented by certificates which have not, at the date of such deposit, been surrendered by the holders thereof in connection with such redemption, in a separate account in any chartered bank or trust company in Canada named in the redemption notice or in a subsequent notice in writing to the holders of the Series IV Preference Shares in respect of which the deposit is made, to be paid without interest to or to the order of the respective holders of the Series IV Preference Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing such shares. Upon such deposit being made or upon the Mandatory Redemption Date, whichever is the later, the Series IV Preference Shares in respect of which such deposit shall have been made shall be deemed to be redeemed and the rights of the holders thereof shall be limited to receiving, without interest, the Redemption Price of their respective Series IV Preference Shares being redeemed upon presentation and surrender of the certificate or certificates representing such shares. Any interest allowed on any such deposit shall belong to the Corporation.

3.3.              CESSATION OF RIGHTS

                  Series IV Preference Shares redeemed pursuant to this Article 3 shall cease to be entitled to dividends or any other participation in any distribution of the assets of the Corporation and the holders thereof shall not be entitled to exercise any of their other rights as shareholders in respect thereof unless the payment to be made on redemption shall not be made as required in which case the rights of the holders shall remain unaffected. Redemption moneys which are represented by a cheque which has not been presented to the Corporation's bankers for payment or that otherwise remain unclaimed (including moneys held on deposit in a separate account as provided for above) for a period of six years from the date specified for redemption shall be forfeited to the Corporation.

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                                      - 7 -

4.                RETRACTION BIGHTS

4.1.              RIGHT OF RETRACTION

                  At any time, a holder of Series IV Preference Shares shall be entitled, subject to the provisions of the Act and in the manner hereinafter provided, to require the Corporation to redeem all or any of the Series IV Preference Shares registered in the name of such holder on payment for each share to be redeemed of the Retraction Price.

                  The Corporation shall pay or cause to be paid to or to the order of the holders of the Series IV Preference Shares to be redeemed the Retraction Price of such shares on presentation and surrender, at the registered office of the Corporation or any other place or places in Canada specified in the notice of redemption, of the certificate or certificates representing the Series IV Preference Shares called for redemption. Payment in respect of Series IV Preference Shares being redeemed shall be made by cheque payable to the respective holders thereof in lawful money of Canada at any branch in Canada of the Corporation's bankers. If a part only of the Series IV Preference Shares represented by any certificate shall be redeemed, a new certificate representing the balance of such shares shall be issued to the holder thereof at the expense of the Corporation upon presentation and surrender of the first mentioned certificate.

                  Series IV Preference Shares may be retracted only by the registered holder thereof presenting and surrendering to the Corporation, at any place where the Series IV Preference Shares may be transferred or at such other place or places as shall be specified in writing by the Corporation to the holders of the Series IV Preference Shares from time to time, the share certificate or certificates representing the Series IV Preference Shares to be redeemed, duly completed and endorsed in the manner prescribed thereon, together with a request in writing in such form as may be acceptable to the Corporation (in this section 4,1, the "Retraction Notice") from such holder specifying the number of Series IV Preference Shares to be redeemed by the Corporation.

4.2.              ELECTION IRREVOCABLE

                  Subject to paragraph 4.4 hereof, the election by a registered holder of Series IV Preference Shares to surrender any Series IV Preference Shares for retraction shall be irrevocable upon receipt by the Corporation at its registered office of the Retraction Notice and the certificate or certificates representing the Series IV Preference Shares to be redeemed; provided that the Corporation may, in its unfettered discretion, permit withdrawal of any such, election at any time prior to payment for the Series IV Preference Shares to be redeemed.

4.3.              RETRACTION LIMITATION

         (a) If the redemption by the Corporation of all Series IV Preference Shares surrendered for retraction on a Retraction Date would be contrary to applicable law, the Corporation shall redeem only the maximum number of Series IV Preference Shares which it is then permitted to redeem selected pro rata

                  (disregarding fractions of shares) from the Series IV Preference Shares surrendered for retraction according to the number of Series IV Preference Shares surrendered for retraction by each holder thereof. Thereupon, each such holder shall be entitled, by notice to the Corporation to withdraw all or part only of the Series IV Preference Shares surrendered by such holder for retraction on such Retraction Date which have not been redeemed by the Corporation and the Corporation shall, at its expense, issue and deliver to each holder who exercises such right of withdrawal a new share certificate representing the Series IV Preference Shares so withdrawn. Thereafter, the Corporation shall redeem on a date or dates determined by The Board on which the Corporation shall have sufficient assets to permit such redemption, the maximum number of Series IV Preference Shares as have been surrendered for retraction and not withdrawn or redeemed which the Corporation determines it is then permitted to redeem, selected pro rata (disregarding fractions of shares) from such Series IV Preference Shares according to the number of such Series IV Preference Shares then held by each holder thereof and so on until all such Series IV Preference Shares have been redeemed.

         (b) If the Board has acted in good faith in making any of the determinations referred to in paragraph 4.3(a) hereof, the Board and the Corporation shall have no liability if such determination proves to be inaccurate.

         (c) If the Corporation does not redeem all Series IV Preference Shares surrendered for retraction on a Retraction Date the Corporation shall forthwith after such date notify each holder whose Series IV Preference Shares have not been redeemed on such date of such holder's right to withdraw the Series IV Preference Shares surrendered and not redeemed by the Corporation,

4.4.              CESSATION OF RIGHTS

                  Series IV Preference Shares redeemed pursuant to this Article 4 shall cease to be entitled to dividends or any other participation in any distribution of the assets of the Corporation and the holders thereof shall not be entitled to exercise any of their other rights as shareholders in respect thereof unless the payment to be made on redemption shall not be made as required in which case the rights of the holders shall remain unaffected. Redemption moneys which are represented by a cheque which has not been presented to the Corporation's bankers for payment or that otherwise remain unclaimed (including moneys held on deposit in a separate account as provided for above) for a period of six years from the date specified for redemption shall be forfeited to the Corporation.

5.                VOTING RIGHTS

5.1. Except as herein referred to or as required by law, the holders of the Series IV Preference Shares as a series shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Corporation unless and until the Corporation at any time or from time to time has failed to pay in full eight dividends payable on the dividend payment dates on the Series IV Preference shares as contemplated by Article 2, whether or not such eight dividend payment dates are consecutive and whether or not such dividends have been declared and whether or not there are any monies of the Corporation properly applicable to the payment of dividends. Thereafter, but only so long as any dividends on the Series IV Preference Shares remain in arrears, the holders of the Series IV Preference Shares shall be entitled to receive notice of, to attend and to vote at all meetings of shareholders of the corporation, other than any meetings of the holders of any other class or series of shares of the Corporation held separately as a class or series, on the basis of one vote for each Series IV Preference Share held for the election of two directors to the board of directors of the Corporation in conjunction with the holders of any other series of preference shares which have a similar right.

6.                PURCHASE FOR CANCELLATION

                  Subject to the provisions of Article 7 and to the rights, privileges, restrictions and conditions attaching to any shares of the Corporation ranking prior to the Series IV Preference Shares, the Corporation may purchase for cancellation at any time all or from time to time any part of the outstanding Series IV Preference Shares in the open market (including, without limitation, purchase through or from an investment dealer or firm holding membership or trading privileges on a stock exchange or which the Series IV Preference Shares are listed for trading) by invitation for tenders addressed to all the holders of Series IV Preference Shares then outstanding or by private agreement. If, in response to an invitation for tenders under the provisions of this Article 6, more Series IV Preference Shares are tendered at a price or prices acceptable to the Corporation than the Corporation is prepared to purchase, then the Series IV Preference Shares to be purchased by the Corporation shall be purchased as nearly as may be pro rata according to the number of shares tendered by each holder who submits a tender to the Corporation, provided that when shares are tendered at different prices, the pro rating shall be effected only with respect to the shares tendered at the price at which more shares were tendered than the Corporation is prepared to purchase after the Corporation has purchased all the shares tendered at lower prices.

7.                RESTRICTIONS ON DIVIDENDS AND RETIREMENT OF SHARES

7.1. So long as any of The Series IV Preference Shares are outstanding, the Corporation shall not, without the approval of the holders of the Series IV Preference Shares given a$ hereinafter specified;

         7.1.1. declare, pay or set apart for payment any dividends on any junior shares (other than dividends payable in shares of the Corporation ranking as to capital and dividends junior to the Series IV Preference Shares);

         7.1.2. call for redemption, redeem, purchase or otherwise pay off or retire for value, or make any capital distributions in respect of, any junior shares except in connection with the retirement thereof pursuant to a retraction privilege attaching thereto or a redemption right exercisable upon a retraction;

         7.1.13. except in connection with the redemption of Series IV Preference Shares pursuant to Articles 3 or 4, call for redemption, redeem, purchase or otherwise pay off or retire for value, or make any capital distribution in respect of, less than all of the Series IV Preference Shares;

         7.1.4. call for redemption, redeem, purchase or otherwise pay off or retire for value, or make any capital distribution in respect of, any shares ranking as to capital or dividends on a parity with the Series IV Preference Shares except in connection with the retirement thereof pursuant to a retraction privilege attaching thereto or a redemption right exercisable upon a retraction; or

         7.1.5. issue any shares ranking as to capital or dividends prior to or on a parity with the Series IV Preference Shares;

unless, in each such case, (i) all dividends on the Series IV Preference Shares then outstanding and on all other shares of the Corporation ranking as to dividends prior to or on a parity with the Series IV Preference Shares which have accrued up to and including the dividends payable on the immediately preceding respective date or dates for the payment of dividends thereon shall have been declared and paid or set apart for payment, (ii) the Corporation shall have redeemed all of the Series IV Preference Shares tendered for redemption pursuant to Article 4, and (IV) the Corporation is not otherwise in default under the rights, privileges, restrictions and conditions attached to the Series IV Preference Shares or any other shares of the Corporation ranking as to dividends or as to capital prior to or on a parity with the Series IV Preference Shares.

8.                LIQUIDATION, DISSOLUTION OR WINDING-UP

8.1. In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the Series IV Preference Shares shall be entitled to receive from the assets of the Corporation a sum equal to $10.00 for each Series IV Preference Share held by them respectively, plus an amount equal to all dividends accrued and unpaid thereon up to the date of payment.

8.2. The whole of such amounts shall be paid before any amount shall be paid by the Corporation or any assets of the Corporation shall be distributed to holders of shares of any class of the Corporation ranking as to capital junior to the Series IV Preference Shares. After payment to the holders of the Series IV Preference Shares of the amounts so payable to them, they shall not be entitled to share in any further distribution of the assets of the Corporation.

9.                AMENDMENT

9.1. The rights, privileges, restrictions and conditions attached to the Series IV Preference Shares may be added to, changed or removed by Articles of Amendment, but only with the approval of the holders of the Series IV Preference Shares given as hereinafter specified in addition to any vote or authorization required by law.

10.               APPROVAL OF HOLDERS OF THE SERIES IV PREFERENCE SHARES

10.1. The approval of the holders of the Series IV Preference Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Series IV Preference Shares as a series or in respect of any other matter requiring the consent of the holders of the Series IV Preference Shares may he given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by resolution signed by all the holders of the Series IV Preference Shares or passed by the affirmative vote of at least 2/3 of me votes cast at a meeting of the holders of the Series IV Preference Shares duly called for that purpose.

                  The formalities to be observed with respect to the giving of notice of any such meeting or any adjourned meeting, the quorum required therefor and the conduct thereof shall be those from time to time prescribed by the by-laws of the Corporation with respect to meetings of shareholders or if not so prescribed, as required by the Act in force at the time of the meeting or as otherwise required by law. On every poll taken at every meeting of holders of Series IV Preference Shares as a series, each holder of Series IV Preference Shares entitled to vote thereat shall have one vote in respect of each Series IV Preference Share held.